NOTICE OF GRANT OF STOCK OPTION (Associated with the Director Compensation Plan adopted in August 2023)	Super Micro Computer, Inc. ID: 77-0353939 980 Rock Ave. San Jose, CA 95131 (408) 503-8000

Name: Address: City, Zip: Country:	Grant #: Plan: ID:	2020

You (“you” or the “Grantee) have been granted Option Rights to purchase shares of Common Stock (the “Option”) of Super Micro Computer, Inc. subject to the terms and conditions in the Super Micro Computer, Inc. 2020 Equity and Incentive Compensation Plan (as amended and restated as of May 18, 2022, the “Plan”) and the attached award agreement for the Type of Option set forth below (the “Agreement”), as follows:

Date of Grant:
Vesting Commencement Date:	June 30, 202_
Option Exercise Price:	$
Total Number of Shares of Common Stock Covered by the Option:
Total Option Exercise Price:
Type of Option:	Nonqualified Stock Option
Expiration Date:

Vesting Schedule: The Option (unless terminated as provided in the associated Agreement) shall be exercisable as follows: 100% of the shares of Common Stock covered by the Option on the one-year anniversary of the Vesting Commencement Date set forth above, so long as the Grantee’s Service has not terminated prior to such date (subject to the other terms of the Agreement). The following table sets forth the number of shares of Common Stock covered by the Option that shall become exercisable on each applicable vesting date below in accordance with, and subject to the conditions of, the preceding sentence:

# of Shares of Common Stock Covered by the Option	Vesting Date
##########	June 30, 202_

You understand and agree that the Type of Option is granted subject to and in accordance with the terms of the Plan. You further agree to be bound by the terms of the Plan and the terms of the associated Agreement, which is attached hereto. A copy of the Plan is available in your grant package.
Nothing in this Notice, the attached Agreement or in the Plan confers upon you any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate your employment or other service at any time.

NAI-1537690862v3

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in the Plan, this Notice or in the Agreement.

Super Micro Computer, Inc.

Charles Liang
Chairman of the Board, President and CEO

NAI-1537690862v3

SUPER MICRO COMPUTER, INC.
NONQUALIFIED STOCK OPTION AWARD AGREEMENT
(Associated with the Director Compensation Plan adopted in August 2023)

Super Micro Computer, Inc., a Delaware corporation (the “Company”) has granted to the “Grantee” named in the Notice of Grant of Stock Option (the “Notice”) to which this Nonqualified Stock Option Award Agreement (the “Agreement”) is attached (such person, the “Grantee”) an award consisting of Option Rights to purchase shares of Common Stock (the “Option”) subject to the terms and conditions set forth in the Notice and this Agreement. The award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Super Micro Computer, Inc. 2020 Equity and Incentive Compensation Plan (as amended and restated as of May 18, 2022, the “Plan”), the provisions of which are incorporated herein by reference.
1.Grant of Option. Subject to the terms and conditions of the Plan and the terms and conditions hereinafter set forth, pursuant to authorization under resolutions of the Committee, the Company hereby confirms to the Grantee the grant of the Option covering the number of shares of Common Stock set forth in the Notice, at the designated Option Exercise Price set forth in the Notice (“Option Exercise Price”), which represents at least the Market Value per Share on the Date of Grant, as set forth in the Notice. The Option is not an Incentive Stock Option. The Option shall expire on the Expiration Date set forth in the Notice (the “Expiration Date”).
2.Vesting of Option. The Option (unless terminated as hereinafter provided) shall be exercisable in accordance with the vesting provisions set forth in the Notice, subject to the Grantee’s continued Service and the other terms of this Agreement.
3.Termination of the Option. The Option shall terminate and may no longer be exercised after the first to occur of (a) the close of business on the Expiration Date, (b) the close of business on the last date for exercising the Option following termination of the Grantee’s Service as described in Section 4, or (c) a Change in Control to the extent provided in Section 5.
4.Effect of Termination of Service. In addition to the specific (and potentially earlier) vesting provisions set forth in the Notice and the provisions of Section 5, the following alternative vesting and expiration provisions shall apply:
(a)Pro-Rata Vesting Upon Termination of Service. If the Grantee’s Service terminates for any reason prior to the final vesting date provided for the Option in the Notice, then a pro-rata portion of the Option (except to the extent earlier forfeited or exercised) shall immediately vest and become exercisable by the Grantee (or the Grantee’s guardian, legal representative or estate, as applicable) for a number of shares of Common Stock equal (rounded down to the nearest whole share) to the product of (i) the total number of shares of Common Stock subject to the Option as set forth in the Notice, multiplied by (ii) a fraction (in no case greater than 1), the numerator of which is the number of calendar days after the Vesting Commencement Date set forth in the Notice (the “Vesting Commencement Date”) through and including the date of such termination of Service, and the denominator of which is the total number of calendar days after the Vesting Commencement Date set forth in the Notice through and including the final vesting date provided for the Option in the Notice. Any portion of the Option remaining unvested after the Grantee’s termination of Service may no longer vest or become exercisable upon such termination of Grantee’s Service, and shall terminate and be forfeited 30 days after such termination of Grantee’s Service.

NAI-1537690862v3

(b)Impact on Option Exercisability Period. If the Grantee’s Service terminates for any reason prior to the exercise and/or forfeiture of 100% of the Option, then any vested portion of the Option (except to the extent earlier forfeited or exercised) shall be exercisable by the Grantee (or the Grantee’s guardian, legal representative, or estate, as applicable) after such termination of Service at any time prior to the earlier of (i) the expiration of the one-year period running after (but including) the date of such termination of Service, and (ii) the Expiration Date for the Option (such date, the “Termination Date”). Any portion of the Option remaining unexercised after the Termination Date described in the immediately preceding sentence shall immediately terminate and be forfeited.
(c)Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of the Option within the applicable time period set forth in Section 4(b) is prevented by the provisions of Section 11, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions, or (ii) the end of the applicable time period under Section 4(b), but in any event no later than the Expiration Date.
5.Effect of Change in Control. In addition to the specific (and potentially earlier) vesting provisions set forth in the Notice and the provisions of Section 4, in the event of a Change in Control, subject to approval by the Committee, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Grantee, assume or continue in full force and effect the Company’s rights and obligations under all or any portion of the Option or substitute for all or any portion of the Option a substantially equivalent option with respect to the Acquiror’s stock. For purposes of this Section 5, the Option or any portion thereof shall be deemed assumed if, following the Change in Control, the Option confers the right to receive, subject to the terms and conditions of the Plan and this Agreement, for each share of Common Stock subject to such assumed portion of the Option immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Common Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject to the Option, to consist solely of common stock of the Acquiror equal in Market Value per Share to the consideration received by holders of Common Stock pursuant to the Change in Control. The Option shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control to the extent that the Option is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the time of the Change in Control.
6.Exercise and Payment of Option.
(a)Method of Exercise. To the extent exercisable, the Option may be exercised in whole or in part from time to time and shall be settled in shares of Common Stock by the Grantee giving electronic or written notice to the Company in a form authorized by the Company (the “Exercise Notice”). An electronic Exercise Notice must be digitally signed or authenticated by the Grantee in such manner as required by the Exercise Notice and transmitted to the Company or an authorized representative of the Company (including a third-party administrator designated by the Company). In the event that the Grantee is not authorized or is unable to provide an electronic Exercise Notice, the Option shall be exercised by a written Exercise Notice addressed to the Company, which shall be signed by the Grantee and delivered in person, by certified or

NAI-1537690862v3

registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Company, or an authorized representative of the Company (including a third-party administrator designated by the Company). Each Exercise Notice, whether electronic or written, must state the Grantee’s election to exercise the Option, the number of whole shares of Common Stock for which the Option is being exercised and such other representations and agreements as to the Grantee’s investment intent with respect to such shares as may be required pursuant to the provisions of this Agreement. Further, each Exercise Notice must be received by the Company prior to the termination of the Option as set forth in Section 3 and must be accompanied by full payment of the aggregate Option Exercise Price for the number of shares of Common Stock being purchased. The Option shall be deemed to be exercised upon receipt by the Company of such electronic or written Exercise Notice and the aggregate Option Exercise Price.
(b)Payment of Option Exercise Price.
(i)Forms of Consideration Authorized. Except as otherwise provided below, the Option Exercise Price shall be payable (A) in cash or by check acceptable to the Company or by wire transfer of immediately available funds; (B) if permitted by the Company and subject to the limitations set forth in Section 6(b)(ii), (1) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Grantee having a value at the time of exercise equal to the Option Exercise Price, (2) by a “net exercise” method as described in the Plan, or (3) from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Stock acquired upon exercise of the Option; (C) by a combination of such methods of payment; or (D) by such other methods as may be approved by the Committee.
(ii)Limitations on Forms of Consideration. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedure providing for payment of the Option Exercise Price through any of the means described in Section 6(b)(1)(B) above, including with respect to the Grantee notwithstanding that such program or procedures may be available to others.
7.Option Not Transferable. Subject to Section 15 of the Plan, the Option is not transferable by the Grantee other than by will or the laws of descent and distribution, and in no event shall this award be transferred for value. Following the death of the Grantee, the Option, to the extent provided in Section 4, may be exercised by the Grantee’s legal representative or by any person empowered to do so under the deceased Grantee’s will or under the then applicable laws of descent and distribution.
8.No Dividends or Dividend Equivalents; No Rights as Stockholder. The Grantee shall not be entitled to dividends or dividend equivalents with respect to the Option or the shares of Common Stock underlying the Option. The Grantee will not have any rights as a Stockholder with respect to the Common Stock subject to the Option prior to the date the Option (or a portion thereof) has been exercised.
9.Adjustments. The number and kind of shares of Common Stock covered by the Option and the other terms and conditions of the grant evidenced by this Agreement are subject to mandatory adjustment as provided in Section 11 of the Plan.
10.Tax Matters.

NAI-1537690862v3

(a)If the Company is required to withhold federal, state, local or other national taxes or other amounts in connection with the Grantee’s right to receive Common Stock under this Agreement, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of any such Common Stock (or the realization of any other benefit provided for under this Agreement) that the Grantee timely make arrangements satisfactory to the Company for payment of such taxes or other amounts (such amounts, collectively, the “Tax Withholdings”).
(b)Unless otherwise determined by the Committee, the Tax Withholdings shall be satisfied by the Company’s retention of a portion of the Common Stock issuable under this Agreement, by deducting from the Common Stock otherwise issuable to the Grantee upon exercise of the Option a number of whole shares of Common Stock having a fair market value, as determined by the Company as of the date on which the Tax Withholdings obligation arises, not in excess of the amount of such Tax Withholdings determined by the applicable minimum statutory withholding rates (unless higher withholding amounts would not result in adverse accounting implications for the Company and are authorized by the Committee, and the total amount withheld does not exceed the Grantee’s estimated tax obligations attributable to the exercise of the Option).
(c)If the Grantee is not an officer or director for purposes of Section 16 of the Exchange Act, or the Grantee is an officer or director for purposes of Section 16 of the Exchange Act and obtains the express approval of the Committee at the time of exercise of the Option, then, alternatively, unless otherwise determined by the Company, the Grantee may, in addition to the withholding method set forth in Section 10(b), satisfy such Tax Withholdings (i) by paying the Company cash via personal check, wire transfer, or other means of immediate electronic payment, (ii) by the Grantee’s surrender of Common Stock that he or she has owned, or (iii) in accordance with procedures established by the Company providing for delivery by the Grantee to the Company or a broker approved by the Company of properly executed instructions, in a form permitted and approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to Common Stock that he or she already owned or some or all of the Common Stock acquired upon exercise of the Option provided for under this Agreement, in each case subject to compliance with applicable law and the Company’s insider trading policy and procedures, provided in each case that the Grantee provides the Company adequate notice of such election in accordance with the Company’s then-applicable policies and procedures.
(d)The Grantee has reviewed with the Grantee’s own tax advisors the U.S. federal, state, local and non-U.S. tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, the Grantee relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax obligations and any other tax-related liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.
11.Compliance with Law; Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of shares of Common Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or other national law with respect to such securities. Notwithstanding any other provision of the Plan and this Agreement, the Option may not be exercised if the issuance of shares of Common Stock upon exercise would constitute a violation of any applicable federal, state or other national securities laws or other law or regulations or the requirements of any stock

NAI-1537690862v3

exchange or market system upon which the Common Stock may then be listed. In addition, the Option may not be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE GRANTEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE GRANTEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Grantee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
12.No Right to Future Awards; Right to Terminate Service. This Option award is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. No provision of this Agreement shall limit in any way whatsoever any right that the Company or a Subsidiary may otherwise have to terminate the Grantee’s Service at any time.
13.Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan of the Company or a Subsidiary.
14.Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable to this Agreement; provided, however, that no amendment shall materially impair the rights of the Grantee with respect to the Common Stock or other securities covered by this Agreement without the Grantee’s consent. Notwithstanding the foregoing, the limitation requiring the consent of the Grantee to certain amendments shall not apply to any amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code or Section 10D of the Exchange Act.
15.Severability. In the event that one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions of this Agreement, and the remaining provisions of this Agreement shall continue to be valid and fully enforceable.
16.Clawback. The Option may be subject to clawback in accordance with the Plan and the Company’s recoupment policy as may be in effect from time to time.
17.Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the Option and the Grantee’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an

NAI-1537690862v3

on-line or electronic system established and maintained by the Company or another third party designated by the Company.
18.Governing Law. This Agreement is made under, and shall be construed in accordance with the internal substantive laws of the State of Delaware and venue shall be exclusively in the applicable court in Santa Clara County, California, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.
19.Successors and Assigns. Without limiting Section 7 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.
20.Acknowledgement and Agreement. By electronically accepting the Notice, the Grantee: (a) acknowledges receipt of and represents that the Grantee has read and is familiar with the Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the award, (b) accepts the award subject to all of the terms and conditions of the Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Notice, this Agreement or the Plan.
21.Counterparts. The Notice with this Agreement may be executed in one or more counterparts, all of which together shall constitute but one Agreement.
22.Relation to the Plan. In the event of any inconsistency between the provisions of the Notice, this Agreement and the Plan, the Plan shall govern.
23.Privacy. The Company respects Grantee’s privacy. In order to administer Grantee’s equity award, the Company collects and uses certain personal information about Grantee, including Grantee’s prior equity grant information where applicable. If Grantee is a California resident, Grantee should refer to the Company’s California Consumer Privacy Act Notice for more information about the personal information the Company collects about Grantee and the purposes for which the Company will use such data.
24.Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Notice; provided, however, that if any capitalized term used herein is not defined in either the Notice or this Agreement, it shall have the meaning assigned to it in the Plan. For the avoidance of doubt, if a capitalized term is defined in both the Plan and either the Notice or this Agreement, the definition in the Notice or this Agreement shall control. As used in this Agreement:
(a)“Securities Act” shall mean the Securities Act of 1933, as amended.
(b)“Service” shall mean the Grantee’s service with the Company as a Director. The Company, in its discretion, shall determine whether the Grantee’s Service has terminated and the effective date of such termination.

NAI-1537690862v3